SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2005

TECHNEST HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement.

ITEM 2.01

Completion of Acquisition or Disposition of Assets.

ITEM 3.02

Unregistered Sale of Equity Securities.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc., our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., or EOIR, formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). This reorganization did not result in a change of control of EOIR. We did not need stockholder consent in order to complete this reorganization.

EOIR offers products and services which include: (i) design and fabrication of customized remote sensor systems and platforms for U.S. Department of Defense, United States intelligence agencies and U.S. Department of Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. Markland acquired EOIR on June 30, 2004.  EOIR generated 95% of Markland’s revenue for fiscal 2004.

Because Markland continues to own a majority interest in Technest, Markland will continue to include Technest results in its consolidated financial statements.

This transaction was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were sold only to an "accredited investor" within the meaning of Rule 501 of Regulation D.

The description contained in this item of the transaction contemplated by the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item will be filed by Technest pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this initial Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by Technest pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this initial Current Report on Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated August 17, 2005. Filed herewith.
99.1	Press Release announcing acquisition of EOIR dated August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC.

By:

/s/ Robert Tarini

Chief Executive Officer

Date:  August 17, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated August 17, 2005. Filed herewith.
99.1	Press Release announcing acquisition of EOIR dated August 17, 2005. Filed herewith.